EXHIBIT 3.2

FORM OF SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AQUABOUNTY TECHNOLOGIES, INC.

AQUABOUNTY TECHNOLOGIES, INC., a corporation organized and existing under the laws of the state of Delaware (the “Corporation”) hereby certifies that:

1. The name of the Corporation is AquaBounty Technologies, Inc.

2. The date of filing of the Corporation’s original Certificate of Incorporation was December 17, 1991 and was amended and restated on March 17, 2006 (as amended and restated, the “Original Certificate”).

3. The Second Amended and Restated Certificate of Incorporation, which restates, integrates and further amends the Original Certificate as provided in Exhibit A hereto, has been duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware (the “DGCL”) by the Board of Directors of the Corporation.

4. Pursuant to Section 245 of the DGCL, approval of the stockholders of the Corporation has been obtained.

5. The Second Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated by reference.

IN WITNESS WHEREOF, the undersigned have signed this certificate this     th day of         2014, and hereby affirm and acknowledge under penalty of perjury that the filing of this Second Amended and Restated Certificate of Incorporation is the act and deed of AquaBounty Technologies, Inc.

Effective as of                    .

AQUABOUNTY TECHNOLOGIES, INC.:

Ronald L. Stotish
President

EXHIBIT A

ATTEST:

Name: Richard John Clothier
Title: Chairman

EXHIBIT A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AQUABOUNTY TECHNOLOGIES, INC.

1. The name of this corporation is AquaBounty Technologies, Inc. (the “Corporation”).

2. The address, including street, number, city and county of the registered officer of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 in the county of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

3. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the “DGCL”).

4. (a) The Corporation is authorized to issue two (2) classes of stock to be designated Common Stock and Preferred Stock. The Corporation is authorized to issue Two Hundred Million (200,000,000) shares of Common Stock, with a par value of One Tenth of One Cent ($0.001) per share, and Forty Million (40,000,000) shares of Preferred Stock, with a par value of One Cent ($0.01) per share.

(i) Reverse Stock Split. Effective upon the close of trading of the Company’s Common Stock on the AIM Market of the London Stock Exchange (the “Closing Time”) on the date on which the Registration Statement on Form 10 (File No. [            ]) originally filed by the Corporation on [            ], 2014 becomes effective (the “Effective Date”), without any further action on the part of any stockholders of the Corporation, a reverse stock split of the Corporation’s outstanding Common Stock shall be effected whereby each ten (10) shares of issued and outstanding Common Stock shall be reconstituted and exchanged for one (1) share of Common Stock (the “Reverse Stock Split”).

(ii) No Fractional Shares. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. A holder of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share as a result of the Reverse Stock Split shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the per share fair market value of such Common Stock on the Effective Date, deemed to be equal for purposes hereof to the closing price of the Company’s Common Stock on the AIM Market of the London Stock Exchange at the Closing Time on the Effective Date.

EXHIBIT A

(b) The Preferred Stock may be issued in any number of series, as determined by the Corporation’s board of directors (the “Board of Directors”). The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, and rights and qualifications, limitations, or restrictions of all shares of such series. The authority of the Board of Directors with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(i) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(ii) the voting powers, if any, and whether such voting powers are full or limited in such series;

(iii) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(iv) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

(v) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(vi) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the price or prices or the rates of exchange applicable thereto;

(vii) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

(viii) the provisions, if any, of a sinking fund applicable to such series; and

(ix) any other relative, participating, optional, or other special powers, preferences, rights, qualifications, limitations, or restrictions thereof;

all as may be determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

(c) Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

EXHIBIT A

5. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

(a) (i) The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in accordance with the bylaws of the Corporation (the “Bylaws”).

(ii) Subject to the rights of holders of any series of Preferred Stock, holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. The term of each director shall be one year and shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.

(iii) Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding voting stock of the Corporation entitled to vote thereon (the “Voting Stock”) or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares of Voting Stock.

(iv) Subject to the rights of holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, disability, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. No decrease in the number of directors constituting the Board of Directors will shorten the term of an incumbent director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.

(b) (i) Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by the certificate of designation of a series of Preferred Stock, the Bylaws may also be amended, altered or repealed and new Bylaws may be adopted by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in voting power of the stock of the Corporation entitled to vote thereon. In furtherance and not in

EXHIBIT A

limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board of Directors at which there is a quorum or by written consent.

(ii) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

(iii) Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders called in accordance with the Bylaws and no action may be taken by the stockholders by written consent in lieu of a meeting.

(iv) Special meetings of the stockholders of the Corporation (i) may be called by the Chairman of the Board of Directors or the Corporation’s Chief Executive Officer, and (ii) shall be called by the Corporation’s Chief Executive Officer or Secretary at the request in writing of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such written request is made by the Board of Directors), and may not be called by another other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

(v) Advance notice of stockholder nominations for the election of directors and of other business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

6. (a) To the fullest extent permitted by the DGCL or any other laws presently or hereinafter in effect, directors of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for or with respect to any acts or omissions in the performance of such person’s duties as a director of the Corporation, except to the extent now or hereafter required by law; provided, however, that nothing contained in this Section 6(a) shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this Section 6(a) shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. If the Delaware DGCL is amended after approval by the stockholders of this Section 6(a) to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

EXHIBIT A

(b) The Corporation may indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(c) No amendment to or repeal of the provisions of this Section 6 shall apply to or have any effect on the liability or alleged liability of any person for or with respect to any acts or omissions of such person occurring prior to such amendment.

7. (a) The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in subsection (b) of this Section 7, and all rights conferred upon the stockholders herein are granted subject to this reservation.

(b) Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of a majority of the voting power of the stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal any provision of this Certificate of Incorporation, or to adopt any new provision of this Certificate of Incorporation. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal Section 5(a), Section 5(b)(i), Section 5(b)(iii), Section 5(b)(iv), Section 6(a), Section 6(b), Section 8 and this sentence of this Certificate of Incorporation (other than any amendment of such Sections and this sentence in connection with a restatement of the Certificate of Incorporation), or in each case, the definition of any capitalized terms used therein or any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other provision of this Certificate of Incorporation).

8. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.

9. The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any stockholder of the Corporation or any partner, member, director,

EXHIBIT A

stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

10. The Corporation shall not be subject to the provisions of Section 203 of the DGCL (Business Combination with Interested Stockholders). This Article shall be amended only by the affirmative vote of a majority of the Corporation’s stockholders entitled to vote on such matter.